Exhibit 10.1

AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

PETRAMERICA OIL, INC.

AND

TRITON DISTRIBUTION SYSTEMS, INC. AND
THE SECURITY HOLDERS OF TRITON DISTRIBUTION SYSTEMS, INC.

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3.12	Litigation	7
3.13	Authority	7
3.14	Ability to Carry Out Obligations	7
3.15	Full Disclosure	7
3.16	Assets	7
3.17	Material Contracts	7
3.18	Indemnification	7
3.19	Criminal or Civil Acts	8
3.20	Bulletin Board Trading Status	8

ARTICLE IV – Covenants Prior to the Closing Date		8

4.1	Investigative Rights	8
4.2	Conduct of Business	8
4.3	Confidential Information	8
4.4	Notice of Non-Compliance	8

ARTICLE V – Conditions Precedent to Petramerica’s Performance		9

5.1	Conditions	9
5.2	Accuracy of Representations	9
5.3	Performance	9
5.4	Absence of Litigation	9
5.5	Officer’s Certificate	9
5.6	Corporate Action	9

ARTICLE VI – Conditions Precedent to Triton’s Performance		9

6.1	Conditions	9
6.2	Accuracy of Representations	10
6.3	Performance	10
6.4	Absence of Litigation	10
6.5	Officer’s Certificate	10
6.6	Payment of Liabilities	10
6.7	Directors of Petramerica	10
6.8	Officers of Petramerica	10

ARTICLE VII – Closing		10

7.1	Closing	10

ARTICLE VIII – Covenants Subsequent to the Closing Date		11

8.1	Registration and Listing	11
8.2	Stock Issuances	11
8.3	Other Actions	11

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ARTICLE IX – Miscellaneous		12

9.1	Captions and Headings	12
9.2	No Oral Change	12
9.3	Non-Waiver	12
9.4	Time of Essence	12
9.5	Entire Agreement	12
9.6	Choice of Law	12
9.7	Counterparts	12
9.8	Notices	12
9.9	Binding Effect	13
9.10	Mutual Cooperation	13
9.11	Finders	13
9.12	Announcements	13
9.13	Expenses	13
9.14	Survival of Representations and Warranties	13
9.15	Exhibits	13
9.16	Legal Counsel	13
9.17	Termination, Amendment and Waiver	13

EXHIBITS

	Allocation of Securities	Exhibit 1.1
	Subscription Agreement	Exhibit 1.2
	Schedule of Triton and Petramerica Options	Exhibit 2.2
	Financial Statements of Triton	Exhibit 2.5
	Financial Statements of Petramerica	Exhibit 3.5

iii

AGREEMENT

THIS AGREEMENT (“Agreement”) is made this 10th day of July, 2006, by and between Petramerica Oil, Inc., a Colorado corporation (“Petramerica”), Triton Distribution Systems, Inc., a Nevada  corporation (“Triton”), and the security holders of Triton (the “Triton Security Holders”) who are listed on Exhibit 1.1 hereto and have executed Subscription Agreements in the form attached in Exhibit 1.2, hereto.

WHEREAS, Petramerica desires to acquire all of the issued and outstanding common stock of Triton from the Triton Security Holders in exchange for newly issued unregistered shares of common stock of Petramerica;

WHEREAS, Triton desires to assist Petramerica in acquiring all of the issued and outstanding common stock of Triton pursuant to the terms of this Agreement; and

WHEREAS, all of the Triton Security Holders, by execution of Exhibit 1.2 hereto, agree to exchange all 28,800,000 common shares they hold in Triton for 35,821,197 common shares of Petramerica or 1.2437916 shares of Petramerica for each share of Triton.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I

Exchange of Securities

1.1           Issuance of Securities. Subject to the terms and conditions of this Agreement, Petramerica agrees to issue and exchange 35,821,197 fully paid and non-assessable unregistered shares of Petramerica’s no par value common stock (the “Petramerica Shares”) for all 28,800,000 issued and outstanding shares of the $.001 par value common stock of Triton (the ”Triton Shares”) held by the Triton Security Holders. All Petramerica Shares will be issued directly to the Triton Security Holders on the Closing Date (as hereinafter defined), pursuant to the schedule set forth in Exhibit 1.1.

1.2           Exemption from Registration. The parties hereto intend that all Petramerica common stock to be issued to the Triton Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) and/or Regulation D of the Act and rules and regulations promulgated thereunder. In furtherance thereof, each of the Triton Security Holders will execute and deliver to Petramerica on the closing date of this Agreement (the “Closing Date”) a copy of the Subscription Agreement set forth in Exhibit 1.2 hereto. Petramerica currently has 20,000,000 shares of common stock authorized. Accordingly, on the Closing Date Petramerica shall issue 16,915,565 shares of Petramerica common stock in exchange for 13,600,000 shares of Triton and will issue to Triton’s three directors who own the remaining 15,200,000 shares of Triton an aggregate of 1,000,000 shares of Petramerica’s preferred stock convertible into 18,905,632 shares of Petramerica’s common stock. Each share of such preferred stock will be convertible into 18.905632

Petramerica Shares. The preferred stock shall have no voting rights, a liquidation preference equal to the common stock, no dividend payment and shall vote on a per share basis the equivalent of the common stock.

1.3           Corporate Action. Following the Closing Date, Petramerica shall (i) increase the number of shares of common stock authorized for issuance from 20,000,000 shares to 100,000,000 shares and (ii) change its name to Triton Distribution Systems, Inc. or a similar name selected by Triton’s Board of Directors.

1.4           Petramerica Common Stock Outstanding. On the Closing Date, Triton shall purchase from Mathis Family Partners, Ltd. and CRG Partners, LLC 200,000 shares each of Petramerica common stock for $1.00 per share, which shares shall be cancelled and retired by Triton. Accordingly, following the closing of the Agreement and the conversion of Petramerica’s preferred stock, Petramerica shall have a total of 37,509,107 shares outstanding, comprised of 35,821,197 shares (95.5% of the total shares outstanding) held by the Triton Security Holders and 1,687,910 shares (4.5% of the total shares outstanding) retained by the original Petramerica stockholders. To the extent applicable, Petramerica shall also issue additional shares in exchange for any Triton Shares issuable to cover over subscriptions in connection with its June 2006 private placement of up to 5,750,000 shares of common stock at $1.00 per share (“Private Placement”).

1.5           Derivative Securities. All 1,238,102 options issued by Triton to purchase its common stock at $1.00 per share shall be exchanged into options to purchase 1,539,937 shares of Petramerica at $.80 per share as set forth in Exhibit 2.2.

ARTICLE II

Representations and Warranties of Triton

Triton hereby represents and warrants to Petramerica that:

2.1           Organization. Triton is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2           Capital. The authorized capital stock of Triton consists of 100,000,000 authorized shares of $.001 par value common stock, of which 28,800,000 shares of common stock are outstanding, and 10,000,000 authorized shares of $.001 par value preferred stock, none of which are outstanding. All of the outstanding common stock of Triton is duly and validly issued, fully paid and non-assessable. Except as set forth on Exhibit 2.2, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Triton to issue any additional shares of its capital stock of any class.

2.3           Subsidiaries. Triton does not have any subsidiaries or own any interest in any other enterprise.

2.4           Directors and Officers. The names and titles of the directors and officers of Triton as of the date of this Agreement are as follows:

Name	Position

Gregory Lykiardopoulos	Chairman and Chief Executive Officer

Kevin Pickard	Chief Financial Officer

Terry Byers	Vice President – International Operations

Art Griggs	Vice President – Marketing

Jeff Wheaton	Vice President – Technology Operations

Adam Himmelman	Vice President – Technology Development

Ronald Li	Project Manager – China Products

Michelle Lu	Sales Manager – Pacific Rim

L. Michael Underwood	Director

Stephen Garland	Director

2.5           Financial Statements. Exhibit 2.5 hereto consists of the audited financial statements of Triton for the period from inception (January 10, 2006) through March 31, 2006 (the “Triton Financial Statements”). The Triton Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Triton throughout the period indicated, and fairly present the financial position of Triton as of the date of the balance sheet included in the Triton Financial Statements and the results of operations for the period indicated. There are no material omissions or non-disclosures in the Triton Financial Statements.

2.6           Absence of Changes. Since March 31, 2006, there has not been any material change in the financial condition or operations of Triton, except as contemplated by this Agreement. As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party. Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7           Absence of Undisclosed Liabilities. As of March 31, 2006, Triton did not have any material debt, liability or obligation of any nature, whether accrued, absolute,

contingent or otherwise, and whether due or to become due, that is not reflected in the Triton Financial Statements.

2.8           Tax Returns. Triton has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.5 are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by Triton.

2.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Petramerica, its legal counsel and accountants shall have the opportunity to meet with Triton’s accountants and attorneys to discuss the financial condition of Triton during reasonable business hours and in a manner that does not interfere with the normal operation of Triton’s business. Triton shall make available to Petramerica all books and records of Triton, provided, however, that Triton will be under no obligation to provide any information subject to confidentiality provisions or waive any privilege associated with any such information.

2.10         Intellectual Property Rights. Triton owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

2.11         Compliance with Laws. To the best of Triton’s knowledge, Triton has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12         Litigation. Triton is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Triton, threatened against or affecting Triton or its business, assets or financial condition. Triton is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Triton is not engaged in any material litigation to recover monies due to it.

2.13         Authority. The Board of Directors of Triton has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Triton has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Triton and is enforceable in accordance with its terms and conditions. By execution of Exhibit 1.2, all of the Triton Security Holders have agreed to and have approved the terms of this Agreement.

2.14         Ability to Carry Out Obligations. To the best of Triton’s knowledge, the execution and delivery of this Agreement by Triton and the performance by Triton of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Triton is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Triton, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Triton.

2.15         Full Disclosure. None of the representations and warranties made by Triton herein or in any exhibit, certificate or memorandum furnished or to be furnished by Triton, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16         Assets. Triton’s assets are fully included in Exhibit 2.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 2.5.

2.17         Material Contracts. Triton does not have any material contracts, except as described in its April 2006 Confidential Private Placement Memorandum.

2.18         Indemnification. Triton agrees to indemnify, defend and hold Petramerica harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against Petramerica which arise out of, or result from (i) any breach by Triton in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Triton under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by Triton in this Agreement.

2.19         Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Triton has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

2.20         Restricted Securities. Triton and the Triton Security Holders, by execution of this Agreement and of Exhibit 1.2, acknowledge that all of the Petramerica Shares issued by Petramerica are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

ARTICLE III

Representations and Warranties of Petramerica

Petramerica represents and warrants to Triton that:

3.1           Organization. Petramerica is a corporation duly organized, validly existing and in good standing under the laws of Colorado, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2           Capital. The authorized capital stock of Petramerica currently consists of 20,000,000 shares of no par value common stock, of which 2,087,910 shares of common stock are issued and outstanding, and 2,000,000 shares of no par value preferred stock, none of which are outstanding. There shall be 1,687,910 shares of common stock outstanding on the Closing Date following the retirement of 400,000 shares as described in Section 1.4, above. All of Petramerica’s outstanding securities are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Petramerica to issue any additional shares of its capital stock of any class.

3.3           Subsidiaries. Petramerica does not have any subsidiaries or own any interest in any other enterprise.

3.4           Directors and Officers. The names and titles of the directors and officers of Petramerica are:  Earnest Mathis, Jr., Chief Executive Officer, Secretary and Director, and D. Rick Hayes, Director.

3.5           Financial Statements. Exhibit 3.5 hereto consists of the audited financial statements of Petramerica for the year ended December 31, 2005 and the unaudited financial statements of Petramerica for the three months ended March 31, 2006 (the “Petramerica Financial Statements”). The Petramerica Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Petramerica throughout the periods indicated, and fairly present the financial position of Petramerica as of the date of the balance sheets included in the Petramerica Financial Statements and the results of operations for the periods indicated. There are no material omissions or non-disclosures in the Petramerica Financial Statements.

3.6           Absence of Changes. Since March 31, 2006, there has not been any material change in the financial condition or operations of Petramerica, except as contemplated by this Agreement.

3.7           Absence of Undisclosed Liabilities. As of March 31, 2006, Petramerica did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Petramerica Financial Statements.

3.8           Tax Returns. Within the times and in the manner prescribed by law, Petramerica has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

3.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Triton, its legal counsel and accountants shall have the opportunity to meet with Petramerica’s accountants and attorneys to discuss the financial condition of Petramerica. Petramerica shall make available to Triton all books and records of Petramerica.

3.10         Intellectual Property Rights. Petramerica does not have any patents, trademarks, service marks, trade names, copyrights or other intellectual property rights.

3.11         Compliance with Laws. Petramerica has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

3.12         Litigation. Petramerica is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Petramerica, threatened against or affecting Petramerica or its business, assets or financial condition. Petramerica is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Petramerica is not engaged in any material litigation to recover monies due to it.

3.13         Authority. The Board of Directors of Petramerica has authorized the execution of this Agreement and the transactions contemplated herein, and Petramerica has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of Petramerica, and is enforceable in accordance with its terms and conditions.

3.14         Ability to Carry Out Obligations. The execution and delivery of this Agreement by Petramerica and the performance by Petramerica of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which Petramerica is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Petramerica, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Petramerica.

3.15         Full Disclosure. None of the representations and warranties made by Petramerica herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Petramerica or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16         Assets. Petramerica has no assets or liabilities.

3.17         Material Contracts. Petramerica has no material contracts.

3.18         Indemnification. Petramerica agrees to indemnify, defend and hold Triton harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against Triton, which arise out of, or result from (i) any breach by Petramerica in performing any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Petramerica under this Agreement,  (ii) a failure of any representation or warranty in this Article III, or (iii) any untrue statement made by Petramerica in this Agreement.

3.19         Criminal or Civil Acts. For a period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Petramerica has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Securities and Exchange Commission (“Commission”) or NASD judgment or decree, or is currently the subject to an investigation in connection with any felony crime or Commission or NASD proceeding.

3.20         Bulletin Board Trading Status. Petramerica shall be in compliance with all requirements for, and its common stock shall be quoted on, the Electronic Over-the-Counter Bulletin Board system on the date immediately prior to the Closing Date, such that the common stock of Petramerica may continue to be so quoted without interruption following the Closing Date.

ARTICLE IV

Covenants Prior to the Closing Date

4.1           Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request. If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2           Conduct of Business. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business. Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities. Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

4.3           Confidential Information. Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement. Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4           Notice of Non-Compliance. Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V

Conditions Precedent to Petramerica’s Performance

5.1           Conditions. Petramerica’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V. Petramerica may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Petramerica of any other condition of or any of Petramerica’s other rights or remedies, at law or in equity, if Triton shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Triton in this Agreement or in any written statement that shall be delivered to Petramerica by Triton under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3           Performance. Triton shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4           Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Triton on or before the Closing Date.

5.5           Officer’s Certificate. Triton shall have delivered to Petramerica a certificate dated the Closing Date signed by the Chief Executive Officer of Triton certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

5.6           Corporate Action. Triton shall have obtained the approval of the Triton Security Holders for the transaction contemplated by this Agreement as evidenced by the Triton Security Holders holding all of Triton’s outstanding common stock executing Exhibit 1.2.

ARTICLE VI

Conditions Precedent to Triton’s Performance

6.1           Conditions. Triton’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI. Triton may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Triton of any other condition of or any of Triton’s rights or remedies, at law or in equity, if Petramerica shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Petramerica in this Agreement or in any written statement that shall be delivered to Triton by Petramerica under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3           Performance. Petramerica shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4           Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Petramerica on or before the Closing Date.

6.5           Officer’s Certificate. Petramerica shall have delivered to Triton a certificate dated the Closing Date signed by the Chief Executive Officer of Petramerica certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6           Payment of Liabilities. On or before the Closing Date, Petramerica shall have paid any outstanding obligations and liabilities of Petramerica through the Closing Date, including obligations created subsequent to the execution of this Agreement.

6.7           Directors of Petramerica. On the Closing Date, the Board of Directors of Petramerica shall elect two directors of Triton to Petramerica’s Board of Directors.

6.8           Officers of Petramerica. On the Closing Date, the newly constituted Board of Directors of Petramerica shall elect the officers of Petramerica as set forth in Section 2.4, above and Petramerica’s existing executive officers shall resign.

ARTICLE VII

Closing

7.1           Closing. The closing of this Agreement shall be held at the offices of Gary A. Agron at any mutually agreeable time and date prior to July 14, 2006, unless extended by mutual agreement. At the closing:

(a)                                  Triton shall deliver to Petramerica (i) copies of Exhibit 1.2 executed by all of the Triton Security Holders, (ii) certificates representing all 28,800,000 outstanding Triton Shares duly endorsed to Petramerica, (iii) the officer’s certificate described in Section 5.5, and (iv) signed minutes of its directors approving this Agreement;

(b)                                 Petramerica shall deliver to the Triton Security Holders (i) certificates representing an aggregate of 35,821,197 shares of Petramerica’s common stock represented by 16,915,565 shares of common stock and 1,000,000 shares of preferred stock convertible into 18,905,632 shares of Petramerica’s common stock for which the Triton Shares have been exchanged pursuant to the computations set forth in Exhibit 1.1 hereto, (ii) certificates representing options to purchase 1,539,937 shares of Petramerica at $.80 per share issued in exchange for Triton’s 1,238,102 outstanding options exercisable at $1.00 per share, (iii) the officer’s certificate described in Section 6.5, (iv) signed minutes of its directors approving this Agreement, and (v) resignations from its executive officers pursuant to Sections 6.7 and 6.8; and

(c)                                  Triton shall deliver to Mathis Family Partners, Ltd. and CRG Partners, LLC certified funds in the amount of $400,000 and Mathis Family Partners, Ltd. and CRG Partners, LLC shall transfer for cancellation 400,000 shares of Petramerica common stock held by them pursuant to Section 1.4, above.

ARTICLE VIII

Covenants Subsequent to the Closing Date

8.1           Registration and Listing. Following the Closing Date, Petramerica shall use its best efforts to:

(a)                                  Continue Petramerica’s common stock quotation on the Electronic Over-the-Counter Bulletin Board system; and

(b)                                 List Petramerica’s securities in Standard & Poor’s OTC or Corporate Manual.

(c)                                  Organize a Nominating Committee of the Board of Directors that will be charged, within 30 days of the Closing Date, with nominating additional or replacement Petramerica directors, who, in the opinion of the Nominating Committee will provide ongoing industry, banking, financial or legal expertise to the Board.

(d)                                 Promptly retain such investor and public relations firms as Petramerica’s management deems appropriate.

8.2           Stock Issuances. Following the Closing Date, Petramerica may (i) adopt such stock option or other securities incentive plan as its Board of Directors shall reasonably determine, (ii) issue up to 1,800,000 shares for public relations and investor relations services to public relations and investor relations firms selected by the Petramerica management and (iii) issue warrants to purchase up to 1,150,000 shares of Petramerica common stock at $1.00 per share in connection with Triton’s Private Placement.

8.3           Other Actions. Following the Closing Date, Petramerica shall complete the corporate and other actions described in Section 1.3, above.

ARTICLE IX

Miscellaneous

9.1           Captions and Headings. The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2           No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3           Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4           Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5           Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6           Choice of Law. This Agreement and its application shall be governed by the laws of the state of Colorado.

9.7           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Petramerica:                                                        Petramerica Oil, Inc.

2560 W. Main Street, Suite 200

Littleton, Colorado  80120

Attn:  Earnest Mathis, Jr., Chief Executive Officer

Triton:                                                      Triton Distribution Systems, Inc.

One Harbor Drive, Suite 300

Sausalito, California 94965

Attn:  Gregory Lykiardopoulos, Chief Executive Officer

9.9           Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10         Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11         Finders. There are no finders in connection with this transaction.

9.12         Announcements. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.13         Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement. The Triton Security Holders shall not be responsible for any costs incurred in connection with the transaction contemplated by this Agreement.

9.14         Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

9.15         Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein. Any material changes to the exhibits shall be immediately disclosed to the other party.

9.16         Legal Counsel. Triton has been represented by Gary A. Agron, Esq. (“Agron”) in connection with this Agreement and Petramerica has been advised by separate counsel selected by it. The parties acknowledge that Agron has previously represented Petramerica and its principals in connection with other matters and Agron has previously represented Triton in connection with other matters. By virtue of his prior representation of Petramerica, Agron earned legal fees from Petramerica and will receive a legal fee equal to 15% of the stock and cash earned by Petramerica’s two principal stockholders under this Agreement. By virtue of his prior representation of Triton, Agron earned legal fees and the issuance of common stock from Triton. Both parties waive any potential for a conflict of interest that may arise in connection with Agron’s prior representation of the parties and specifically waive any conflict of interest, claim or cause of action that may arise in connection with such prior representation.

9.17         Termination, Amendment and Waiver.

(a)           Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the share exchange by the stockholders of Petramerica or by the stockholders of Triton:

(1)           By mutual written consent of Triton and Petramerica;

(2)           By either Triton or Petramerica;

(i)                                     If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)                                  If the transaction shall not have been consummated on or before July 31, 2006, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(3)           By Triton, if Petramerica breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)           By Petramerica, if Triton breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)           Effect of Termination. In the event of termination of this Agreement by either Petramerica or Triton, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Triton or Petramerica, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(c)           Extension; Waiver. At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)           Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of Triton or Petramerica, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

[Remainder of Page Intentionally Blank; Signature Page Follows]

In witness whereof, the parties have executed this Agreement Concerning the Exchange of Securities on the date indicated above.

PETRAMERICA OIL, INC.		TRITON DISTRIBUTION SYSTEMS, INC.

By:	/s/ Earnest Mathis, Jr.	By:	/s/ Gregory Lykiardopoulos
	Earnest Mathis, Jr.		Gregory Lykiardopoulos
	Chief Executive Officer		Chief Executive Officer

SOLELY AS TO SECTION 1.4:

Mathis Family Partners, Ltd.

By:	/s/ Earnest Mathis, Jr.
Earnest Mathis, Jr., General Partner

CRG Partners, LLC

By:	/s/ D. Rick Hayes
D. Rick Hayes, Manager

EXHIBIT 1.1

SCHEDULE OF TRITON COMMON STOCKHOLDERS
AND
ALLOCATION OF PETRAMERICA COMMON SHARES

Name of Triton Stockholder	Number of Triton Shares Exchanged	Number of Petramerica Common Shares to be Issued

Gregory Lykiardopoulos	1,200,000	1,492,549	(1)

Hawk Investments, Ltd.	4,557,960	5,669,152	(1)

Marin Northcoast LLC	2,700,000	3,358,237	(1)

Barbarce LLC	1,800,000	2,238,825	(1)

Richardson & Patel LLP	72,102	89,680	(1)

RP Capital, LLC	72,102	89,680	(1)

Walter Terry	450,000	559,706	(1)

Corporate Capital Partners LP	1,273,836	1,584,386	(1)

Corporate Capital Advisers LP	24,000	29,581	(1)

L. Michael Underwood	2,825,000	3,513,711	(1)

Stephen Garland	300,000	373,137	(1)

West Hampton Special Situations Fund, LLC	5,200,000	6,467,716

The Elevation Fund	5,200,000	6,467,716

Battersea Capital, Inc.	2,825,000	3,513,711

Gary A. Agron	300,000	373,137

(1)             Represented by preferred stock convertible into common stock, except for 75,000 shares held by Corporate Capital Partners.

EXHIBIT 1.2

SUBSCRIPTION AGREEMENT

In connection with my exchange of $.001 par value common stock of Triton Distribution Systems, Inc. (“Triton”), for the no par value common stock of Petramerica Oil, Inc. (“Petramerica”), pursuant to the Agreement Concerning The Exchange of Securities by and among Petramerica Oil, Inc. and Triton Distribution Systems, Inc. and the Security Holders of Triton Distribution Systems, Inc. (the “Exchange Agreement”), I acknowledge the matters set forth below and promise that the statements made herein are true. I understand that Petramerica is relying on my truthfulness in issuing its securities to me.

I hereby represent and warrant to Petramerica that I have the full power and authority to execute, deliver and perform this Subscription Agreement and to consummate the transactions contemplated hereby. This Subscription Agreement is a legal, valid and binding obligation of mine, enforceable against me in accordance with its terms. I own the securities in Triton that I am exchanging for securities of Petramerica free and clear of all pledges, liens, encumbrances, security interests, equities, claims, options, preemptive rights, rights of first refusal, or any other limitation on my ability to vote such securities or to transfer such securities to Petramerica. I have full right, title and interest in and to the Triton securities that I am exchanging.

I understand that Petramerica’s common stock (the “Securities) is being issued to me in a private transaction in exchange for my securities in Triton and in reliance upon the exemption provided in section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the ”Act”) for non-public offerings and pursuant to the Exchange Agreement. I understand that the Securities are “restricted” under applicable securities laws and may not be sold by me except in a registered offering (which may not ever occur) or in a private transaction like this one. I know this is an illiquid investment and that therefore I may be required to hold the Securities for an indefinite period of time, but under no circumstances less than one year from the date of their issuance.

I am acquiring the Securities solely for my own account, for long-term investment purposes only and not with a view to sale or other distribution. I agree not to dispose of any Securities unless and until counsel for Petramerica shall have determined that the intended disposition is permissible and does not violate the Act, any applicable state securities laws or rules and regulations promulgated thereunder.

All information, financial and otherwise, or documentation pertaining to all aspects of my acquisition of the Securities and the activities and financial information of Petramerica has been made available to me and my representatives, if any, and I have had ample opportunity to meet with and ask questions of senior officers of Petramerica, and I have received satisfactory answers to any questions I asked.

In acquiring the Securities, I have been afforded access to the Exchange Agreement and have made such independent investigations of Petramerica as I deemed appropriate. I am an “accredited investor” as that term is defined in Regulation D, Rule 501 of the Act and am an experienced investor, have made speculative investments in the past and am capable of analyzing the merits of an investment in the Securities.

I understand that the Securities are highly speculative, involve a great degree of risk and should only be acquired by individuals who can afford to lose their entire investment. Nevertheless, I consider this a suitable investment for me because I have adequate financial resources and income to maintain my current standard of living even after my acquisition of the Securities. I know that Petramerica currently has only negligible assets and liabilities, and that although I could lose my entire investment, I am acquiring the Securities because I believe the potential rewards are commensurate with the risk. Even if the Securities became worthless, I could still maintain my standard of living without significant hardship to me or my family.

By signing this Subscription Agreement, I also accept and agree to be bound by and to abide by the terms and conditions of the Exchange Agreement as if I had executed the Exchange Agreement itself.

Dated as of this            day of July, 2006.

Signature

Name, Please Print

Residence Address

City, State and Zip Code

Area Code and Telephone Number

Social Security Number

Number of Triton Shares exchanged

2

EXHIBIT 2.2

SCHEDULE OF TRITON AND PETRAMERICA OPTIONS

Conversion factor:  1.2437916

				TRITON		PETRAMERICA
GRANT DATE	EXPIRATION DATE	FIRST NAME	LAST NAME	OPTIONS	EXERCISE PRICE	OPTIONS	EXERCISE PRICE

6/12/2006	6/12/2016	Kevin	Pickard	200,000	$1.00	248,758	$0.80

6/12/2006	6/12/2016	Adam	Himmelman	150,000	$1.00	186,569	$0.80

6/12/2006	6/12/2016	Terry	Byers	150,000	$1.00	186,569	$0.80

6/12/2006	6/12/2016	Art	Griggs	13,286	$1.00	16,525	$0.80

6/12/2006	6/12/2016	Jeff	Wheaton	75,000	$1.00	93,284	$0.80

6/12/2006	6/12/2016	Gary	Dunn	38,074	$1.00	47,356	$0.80

6/12/2006	6/12/2016	Kate	Hudson	38,074	$1.00	47,356	$0.80

6/12/2006	6/12/2016	Laura	Keciri	38,074	$1.00	47,356	$0.80

6/12/2006	6/12/2016	Michelle	Lu	38,074	$1.00	47,356	$0.80

6/12/2006	6/12/2016	Vivek	Patwardhan	38,074	$1.00	47,356	$0.80

6/12/2006	6/12/2016	Stephen	Termecz	29,867	$1.00	37,148	$0.80

6/12/2006	6/12/2016	Kurtis	Carlson	29,867	$1.00	37,148	$0.80

6/12/2006	6/12/2016	Margaret	Cross	29,867	$1.00	37,148	$0.80

6/12/2006	6/12/2016	Emy	De La Cruz	29,867	$1.00	37,148	$0.80

				TRITON		PETRAMERICA
GRANT DATE	EXPIRATION DATE	FIRST NAME	LAST NAME	OPTIONS	EXERCISE PRICE	OPTIONS	EXERCISE PRICE

6/12/2006	6/12/2016	Ronald	Li	29,867	$1.00	37,148	$0.80

6/12/2006	6/12/2016	Shirlene	Mendiola	29,867	$1.00	37,148	$0.80

6/12/2006	6/12/2016	Maité	Camy	13,286	$1.00	16,525	$0.80

6/12/2006	6/12/2016	Marylin	Coon	13,286	$1.00	16,525	$0.80

6/12/2006	6/12/2016	Cesar	Denum	13,286	$1.00	16,525	$0.80

6/12/2006	6/12/2016	Richard	Fehl	13,286	$1.00	16,525	$0.80

6/12/2006	6/12/2016	Sarah	Holcomb	13,286	$1.00	16,525	$0.80

6/12/2006	6/12/2016	David	Nelson	13,286	$1.00	16,525	$0.80

6/12/2006	6/12/2016	David	Yerusalimsky	13,286	$1.00	16,525	$0.80

6/12/2006	6/12/2016	Carolyn	Scott	29,867	$1.00	37,148	$0.80

6/12/2006	6/12/2016	Joe	Zeigler	29,867	$1.00	37,148	$0.80

6/12/2006	6/12/2016	Rad	Kessler	38,074	$1.00	47,356	$0.80

6/12/2006	6/12/2016	Michael	Rubin	38,074	$1.00	47,356	$0.80

6/12/2006	6/12/2016	Russell	Baker	38,074	$1.00	47,356	$0.80

6/12/2006	6/12/2016	Chris	Greenawalt	13,286	$1.00	16,525	$0.80

				1,238,102		1,539,937

EXHIBIT 2.5

FINANCIAL STATEMENTS OF TRITON

EXHIBIT 3.5

FINANCIAL STATEMENTS OF PETRAMERICA